UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On Monday, December 7, 2009, the Ebix, Inc.’s (“Ebix” or the “Company”) management conducted a presentation at an investors’ conference held in New York City.

At the conference the Company announced the following items:

•	the signing of a commitment letter and term sheet to expand its credit facility with Bank of America, Inc., which includes the following provisions: a two year revolving credit facility for $25 million; an additional term loan facility in the amount of $10 million payable in eight installments over the next two years; and an accordion facility to increase the line of credit facility by another $10 million by February 4, 2009;

•	that as of November 30, 2009, it held a cash balance of approximately $15 million which and that the unused portion of the credit facility when including the accordion provision was approximately $21.2 million; and

•	that the Company’s management was targeting an annualized revenue run rate by the fourth quarter of 2011 of $200 million with operating margins of 42%.

A copy of the Company’s press release about the conference is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Statements regarding the Company’s operational and financial success, business model, expectations about future success, competitive environment, are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2008, or as supplemented in the Company’s subsequently filed periodic reports. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By: /s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

December 7, 2009